Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of American Capital, Ltd., a corporation organized under the laws of the state of Delaware (the “Corporation”), hereby constitute and appoint Malon Wilkus, John R. Erickson and Samuel A. Flax, and each of them (with full power to each of them to act alone), his/her true and lawful attorneys-in-fact and agents for him/her and on his/her behalf and in his/her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form N-2 or any other appropriate form and all amendments or supplements (including post‑effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration of the Corporation's Common Stock, $0.01 par value per share, Preferred Stock, $0.01 par value per share, and Debt Securities, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he/she himself/herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his/her hand and seal, as of the date specified.

AMERICAN CAPITAL, LTD.

Dated: July 26, 2012	/s/ Malon Wilkus
Malon Wilkus
Chairman and Chief Executive Officer

Signature	Title	Date

/s/ MALON WILKUS	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	July 26, 2012
Malon Wilkus

/s/ JOHN R. ERICKSON	Chief Financial Officer (Principal Financial and Accounting Officer)	July 26, 2012
John R. Erickson

/s/ MARY C. BASKIN	Director	July 26, 2012
Mary C. Baskin

/s/ NEIL M. HAHL	Director	July 26, 2012
Neil M. Hahl

/s/ PHILIP R. HARPER	Director	July 26, 2012
Philip R. Harper

/s/ JOHN A. KOSKINEN	Director	July 26, 2012
John A. Koskinen

/s/ STAN LUNDINE	Director	July 26, 2012
Stan Lundine

/s/ KENNETH D. PETERSON, JR.	Director	July 26, 2012
Kenneth D. Peterson, Jr.

/s/ ALVIN N. PURYEAR	Director	July 26, 2012
Alvin N. Puryear